Exhibit 4.3



                             TELEGROUP, INC.

                              $20,000,000

                      12% Senior Subordinated Notes
                          due November 27, 2003


                                   and


                     Warrants to Purchase Common Stock



                        -----------------------------

                     NOTE AND WARRANT PURCHASE AGREEMENT

                        -----------------------------



                      Dated as of November 27, 1996

                             TABLE OF CONTENTS
                             -----------------

                                                                Page
                                                                ----

  Section 1    Authorization of Notes.............................1

  Section 2    Sale and Purchase of the Securities................2
               2.1   Sale and Purchase............................2
               2.2   Tax Treatment................................3

  Section 3    Closing............................................3

  Section 4    Conditions to Closing..............................4
               4.1   Representations and Warranties...............4
               4.2   Performance; No Default......................4
               4.3   Indenture; Note Guarantees...................5
               4.4   Compliance Certificate.......................5
               4.5   Opinions of Counsel..........................5
               4.6   Sale of Other Securities.....................5
               4.7   Private Placement Numbers....................6
               4.8   Payment of Closing Fees......................6
               4.9   Compliance with Securities Laws..............6
               4.10  Proceedings and Documents....................6
               4.11  Secretary's Certificate......................6
               4.12  Consummation of Transactions.................7
               4.13  No Adverse Legislation, Action or
                       Decision, Etc..............................7
               4.14  No Actions Pending...........................7
               4.15  Reservation of Common Stock..................7
               4.16  Closing and Funding Notices..................8

  Section 5    Representations and Warranties of the Issuer.......8
               5.1   Organization, Standing, Qualification, Etc...8
               5.2   Authorization................................8
               5.3   Capital Stock................................9
               5.4   Subsidiaries and Other Equity Interests.....10
               5.5   No Violation or Conflict; No Default........11
               5.6   No Material Adverse Change;
                       Financial Statements .....................12
               5.7   Third Party Consents........................13

               5.8   Litigation..................................14
               5.9   Taxes.......................................14
               5.10  Environmental Matters.......................15
               5.11  Labor and Employment Matters................17
               5.12  ERISA.......................................18
               5.13  Intellectual Property.......................19
               5.14  Compliance with Laws........................20
               5.15  Title to Properties; Liens..................20
               5.16  No Violation of Regulations of Board
                       of Governors of Federal Reserve System....21
               5.17  Governmental Regulations....................21
               5.18  Private Offering............................22
               5.19  Transactions with Affiliates................22
               5.20  Use of Proceeds.............................23

               5.21  Brokers.....................................23
               5.22  Solvency....................................23
               5.23  Full Disclosure.............................23

  Section 6    Expenses; Indemnification.........................24
               6.1   Expenses....................................24
               6.2   Indemnification.............................27

  Section 7    Purchase for Investment; Source of Funds; Other
                  Representations and Warranties.................30
               7.1   Purchase for Investment.....................31
               7.2   Source of Funds.............................31
               7.3   No Investment Advice........................32
               7.4   Certain Definitions.........................33
               7.5   Authorization...............................33
               7.6   Enforceability..............................33
               7.7   No Public Market............................33

  Section 8    Miscellaneous.....................................34
               8.1   Amendments, Etc.............................34
               8.2   Survival of Agreements, Representations
                       and Warranties............................34
               8.3   Successors and Assigns......................35
               8.4   Entire Agreement............................35
               8.5   Reproduction of Documents...................35
               8.6   Notices, Etc................................35
               8.7   Severability................................36

               8.8   Counterparts................................36
               8.9   Table of Contents; Headings.................36
               8.10  Satisfaction Requirement....................36
               8.11  Solicitation of Holders.....................36
               8.12  Substitution of Purchaser...................37
               8.13  WAIVER OF JURY TRIAL........................38
               8.14  GOVERNING LAW...............................38


  Exhibit A      Form of Indenture
  Exhibit B      Form of Warrant
  Exhibit C      Form of Opinion of Issuer's Counsel

  Schedule 2.1   Schedule of Purchasers
  Schedule 5.3   Preemptive Rights
  Schedule 5.4   Subsidiaries and Other Equity Interests
  Schedule 5.5   No Violation or Conflict; No Default
  Schedule 5.7   Third-Party Consents
  Schedule 5.8   Litigation
  Schedule 5.9   Taxes
  Schedule 5.10  Environmental Matters
  Schedule 5.11  Labor and Employment Matters
  Schedule 5.12  ERISA
  Schedule 5.13  Intellectual Property
  Schedule 5.14  Compliance with Laws
  Schedule 5.15  Title to Properties/Liens
  Schedule 5.16  No Violation
  Schedule 5.17  Government Regulations
  Schedule 5.18  Private Offering
  Schedule 5.19  Transactions with Affiliates
  Schedule 5.20  Use of Proceeds

  THIS NOTE AND WARRANT PURCHASE AGREEMENT IS AN INTEGRAL PART OF, AND IS SUBJECT TO THE TERMS AND CONDITIONS OF, THE INDENTURE REFERRED TO HEREIN.


                       Telegroup, Inc.
                      2098 Nutmeg Avenue
                    Fairfield, Iowa  52556

             $20,000,000 12% Senior Subordinated
                 Notes due November 27, 2003


                                      as of November 27, 1996


  TO EACH OF THE PURCHASERS
    LISTED ON THE ATTACHED
    SCHEDULE OF PURCHASERS

  Ladies and Gentlemen:

       Telegroup, Inc. (the "Issuer"), a corporation organized and existing under the laws of the State of Iowa, hereby agrees with you as follows:


                               Section 1

                        Authorization of Notes
                        ----------------------

      The Issuer has authorized the issue and sale of (a) $20,000,000 of its 12% Senior Subordinated Notes due November 27, 2003 (the "Notes"),
                                                                -----
  which shall be issued pursuant to an Indenture substantially in the form of Exhibit A hereto (together with all amendments and supplements
     ---------
  thereto entered into in accordance with its terms, herein called the "Indenture") to be entered into by the
     --------

  Company and Chase Manhattan Bank, N.A., as Trustee, and which Notes shall be substantially in the form of Exhibit A to the Indenture, and
  (b) warrants to purchase up to 5% of the shares of Common Stock of the Company, no par value per share (the "Common Stock") on a fully diluted
                                        ------------
  basis (the "Warrants" and, together with the Notes, the "Securities") at
              --------                                     ----------
  an exercise price of $.01 per share of Common Stock, which warrants shall be issued pursuant to a form of Warrant substantially in the form of Exhibit B hereto and shall be entitled to the registration rights set
     ---------
  forth in the Registration Rights Agreement attached to the Warrants (the "Registration Rights Agreement"). The Notes will bear interest on the unpaid principal amount thereof from the date of the Note until maturity at the rate of 12.00% per annum payable semi-annually in arrears on May 26 and November 27 of each year, with the initial payment of interest to be made on May 26, 1996. Certain capitalized terms used in this Agreement but not defined herein are as defined in Section 1.01 of the Indenture; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

                            Section 2

              Sale and Purchase of the Securities
              -----------------------------------

       2.1     Sale and Purchase.  Subject to the terms and conditions of
               -----------------
  this Agreement, the Issuer will issue and sell to you and you will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name on Schedule
  2.1 hereto and Warrants for the purchase of the shares of Common Stock specified opposite your name on Schedule 2.1, at the aggregate purchase price of 100% of the principal amount of the Notes. Contemporaneously with entering into this Agreement, the Issuer is entering into separate Note and Warrant Purchase Agreements (the "Other Agreements") identical
                                             ----------------
  to this Agreement with each of the other purchasers named in Schedule
  2.1 (the "Other Purchasers"),
              ----------------
  providing for the sale to each of theOther Purchasers, at the Closing, of Notes in the respective principal amounts and Warrants for the purchase of the respective shares of Common Stock specified opposite their names on Schedule 2.1. The sales of the Securities to you and to the Other Purchasers are to be separate sales, and this Agreement and the Other Agreements are to be separate agreements.

       2.2     Tax Treatment.  The Issuer and, by purchasing any of the
               -------------
  Securities, you covenant and agree to treat such Notes as debt for U.S. federal, state and local income and franchise tax purposes. The Issuer and you, by purchasing any of the Securities, agree that for purposes of Treasury Regulation Section 1.1273-2(h), the aggregate purchase price allocated to the Warrants is equal to 1.7% of the total purchase price and the remainder of the purchase price is allocated to the Notes, and to use the foregoing for all U.S. federal, state and local income tax purposes.

                              Section 3

                               Closing
                               -------

       The sale of the Securities to be purchased by you and the Other Purchasers shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York at 10:00 A.M., New York City time, at a closing (the "Closing") on November 27, 1996 or at such later date as
                -------
  may be agreed upon by the Issuer and you and such Other Purchasers, provided that in no event shall the date of Closing be later than
  --------
  December 31, 1996. At the Closing the Issuer will deliver to you (a) the Notes to be sold to you in the form of a single Note (or such greater number of Notes as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee as indicated on Schedule 2.2 or otherwise made known by you to the Issuer prior to the Closing) and (b) the Warrants to be sold to you in the form of a single Warrant (or such greater number of Warrants as you may request), dated the date of
  the Closing and registered in your name (or in the name of your nominee as indicated on Schedule 2.2 or otherwise made known by you to the Issuer prior to the Closing), against delivery by you to the Issuer of immediately available funds by federal wire transfer in the amount of the purchase price therefor. If at the Closing the Issuer shall fail to tender such Securities to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment. The Issuer shall have the right to deposit the proceeds of the Securities in an account or accounts in its own name in any bank or trust company.

                               Section 4

                        Conditions to Closing
                        ---------------------

       Your obligations to purchase and pay for the Securities to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing (except as otherwise specified below), of the following conditions:

       4.1     Representations and Warranties.  The representations and
               ------------------------------
  warranties of the Issuer contained in this Agreement shall be true and correct in all material respects when made and at the time of the Closing.

       4.2     Performance; No Default.  The Issuer shall have performed
               -----------------------
  and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing. At the time of the Closing, no event of acceleration or potential event of acceleration or Event of Default or Potential Event of Default shall have occurred and be continuing.

       4.3     Indenture; Note Guarantees.  The Issuer, each of its
               --------------------------
  Subsidiaries, and the Trustee shall have duly authorized, executed and delivered the Indenture, such Indenture shall be in full force and effect and you shall have received an originally executed copy of such Indenture specifying the terms of the Notes and supplementing this Note and Warrant Purchase Agreement to the extent set forth therein. Each wholly-owned Subsidiary of the Issuer (other than each wholly-owned Subsidiary listed on Schedule 4.3 hereto) shall have duly authorized, executed and delivered a Note Guarantee, each such Note Guarantee shall be in full force and effect and you shall have received an originally executed copy of each such Note Guarantee.

       4.4     Compliance Certificate.  You shall have received an
               ----------------------
  Officer's Certificate of the Issuer, dated the date of the Closing and satisfactory in form and substance to you, certifying that the conditions specified in Section 4.1 and 4.2 have been fulfilled and certifying that, after giving effect to the issuance of all of the Securities, the Issuer will be in compliance with all limitations on the incurrence by the Issuer of Indebtedness contained in any instrument or agreement applicable to or binding on the Issuer in effect on the date of the Closing.

       4.5     Opinions of Counsel.  You shall have received from (a)
               -------------------
  Swidler & Berlin, counsel for the Issuer and (b) Debevoise & Plimpton, your special counsel in connection with the transactions contemplated by this Agreement, favorable opinions substantially in the form set forth as Exhibits C and D, respectively, each addressed to you, dated the date of the Closing and otherwise satisfactory in substance and form to you.

       4.6     Sale of Other Securities.  Contemporaneously with the
               ------------------------
  Closing, the Issuer shall sell to the Other Purchasers the Securities specified in the Schedule of Purchasers to be purchased by them at the Closing.

       4.7     Private Placement Numbers.  The Issuer shall have obtained
               -------------------------
  for the Notes a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

       4.8     Payment of Closing Fees.  The Issuer shall have paid the
               -----------------------
  reasonable fees, expenses and disbursements of Debevoise & Plimpton, special counsel to the Purchasers, including reasonable estimated fees, expenses and disbursements in connection with incidental post-Closing matters, which are reflected in statements of such counsel rendered prior to or on the date of the Closing and are required to be paid by the Issuer pursuant to Section 6.1.

       4.9     Compliance with Securities Laws.  The offering and sale of
               -------------------------------
  the Securities to be issued at the Closing shall have complied with all applicable requirements of federal and state securities laws, and you shall have received evidence thereof satisfactory to you.

       4.10     Proceedings and Documents.  All corporate and other
                -------------------------
  proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

       4.11     Secretary's Certificate.  You shall have received a
                -----------------------
  Certificate, dated the date of the Closing, of the Secretary or an Assistant Secretary of the Issuer, certifying as to (a) the incumbency of the officers or representatives of the Issuer signing documents specified herein on behalf of the Issuer, (b) the charter documents of the Issuer not having been amended and being in full force and effect, copies of which charter documents shall be attached to such certificates and (c) the resolutions adopted by the board of the Issuer approving the documents
  and/or transactions contemplated hereby having been adopted and not amended, copies of which resolutions shall be attached to such certificates.

       4.12     Consummation of Transactions.  All conditions precedent to
                ----------------------------
  the consummation of the transaction described herein shall have occurred, all governmental authorizations, consents, approvals, exemptions or other actions required in connection with the transaction shall have been duly received or taken, and the transaction shall have been duly consummated substantially in accordance with the terms of this Agreement.

       4.13     No Adverse Legislation, Action or Decision, Etc.  No
                ------------------------------------------------
  legislation shall have been enacted by either house of Congress or by any state legislature, no other action shall have been taken by any United States, state, local or foreign governmental authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction in the United States or abroad, which would materially adversely affect the Securities being purchased by you hereunder as an investment.

       4.14     No Actions Pending.  There shall be no suit, action,
                ------------------
  investigation, inquiry or other proceeding by any governmental body or any other Person or any other legal or administrative proceeding pending or threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transaction contemplated hereby.

       4.15     Reservation of Common Stock.  The shares of Common Stock
                ---------------------------
  then issuable upon the exercise of the Warrants shall have been duly authorized and reserved for issuance upon such exercise (assuming, for such purpose, that the Public Equity Offering does not occur until after January 1, 1998).

       4.16    Closing and Funding Notices.  You shall have received at
               ---------------------------
  least three Business Days prior to the date of the Closing sufficient instructions for wiring funds to the account of the Issuer (or to such other account as directed by the Issuer) in accordance with Section 3.

                               Section 5

                         Representations and
                      Warranties of the Issuer
                      ------------------------

       The Issuer represents and warrants on and as of the date hereof, and as of the date of the Closing, as follows:

       5.1     Organization, Standing, Qualification, Etc.  The Issuer and
               ------------------------------------------
  each Subsidiary of the Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, has all the requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and proposed to be conducted and is qualified to do business in every jurisdiction where such qualification or registration is required, except where the failure to qualify or register would not have a Material Adverse Effect (as defined in Section 5.6).

       5.2     Authorization.  (a)  The Issuer has taken all actions
               --------------
  necessary to authorize it (i) to execute, deliver and perform all of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, (ii) to issue and perform all of its obligations under the Securities, and (iii) to consummate the transactions contemplated hereby and thereby. Each of this Agreement, the Securities, the Indenture and the Registration Rights Agreement is (or will be when executed and delivered) a legally valid and binding obligation of the Issuer, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable of bankruptcy, insolvency, reorganization, mora-torium and other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is sought in equity or at law).

       (b) The Issuer has caused each of its Subsidiaries to take all actions necessary to authorize such Subsidiary (i) to execute, deliver and perform all of its obligations under the Indenture and the Note Guarantee and to consummate the transactions contemplated thereby. The Indenture and the Note Guarantee is (or will be when executed and delivered) a legally valid and binding obligation of each such Subsidiary, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is sought in equity or at law).

       5.3    Capital Stock.    At the time of the Closing and after
              -------------
  giving effect to the transactions contemplated hereby, (i) the authorized capital stock of the Issuer shall consist of 10,000,000 shares of Class A Common Stock, of which 4,367,832 shares shall be issued and outstanding and 211,701 shares shall be reserved for issuance upon exercise of the Warrants, and 5,000,000 shares of Class B Common Stock, of which 415,362 shares shall be issued and outstanding and 387,827 shares shall be reserved for issuance upon exercise of options (of which 297,632 have previously been granted), and (ii) all such outstanding shares of Common Stock shall be duly authorized, validly issued, fully paid and nonassessable, and, except as set forth on
  Schedule 5.3, no class of capital stock of the Issuer shall be entitled to preemptive rights. At the time of the Closing and after giving effect to the transactions contemplated hereby, other than the Warrants and as set forth above or on Schedule 5.3, there are no outstanding (w) securities convertible into or exchangeable for any equity interests of the Issuer, (x) options, warrants or other rights to purchase or subscribe to equity interests of the Issuer or securities convertible into or exchangeable for equity interests of the Issuer, (y) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any equity interests of the Issuer, any such convertible or exchangeable securities or any such options, warrants or rights or (z) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting or disposition of any of the equity interests of the Issuer.

       (b) Except for the Registration Rights Agreement, the Issuer has not entered into an agreement to register its securities or the securities of any of its Subsidiaries under the Securities Act. Except for this Agreement, the Issuer has not entered into any agreement to issue, purchase or sell any of its securities or the securities of any of its Subsidiaries.

       5.4     Subsidiaries and Other Equity Interests.   Schedule 5.4
               ---------------------------------------
  correctly lists as to each Subsidiary of the Issuer (i) its name,(ii)the jurisdiction of its incorporation, and (iii) the percentage of its issued and outstanding shares owned by the Issuer or another Subsidiary. Except as set forth on Schedule 5.4, all such shares indicated as owned by the Issuer or any of its Subsidiaries are so owned beneficially and of record by the Issuer or such Subsidiary free and clear of any Lien. All of the outstanding shares of capital stock of each Subsidiary of the Issuer are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of any Subsidiary is entitled to preemptive rights. There are no (w) securities convertible into or exchangeable for any equity interests of any Subsidiary of the Issuer, (x) options, warrants or other rights to purchase or subscribe to equity interests of any such Subsidiary or securities convertible into or exchangeable for equity interests of any such Subsidiary, (y)
    contracts,
  commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any equity interests of any such Subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights or (z) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting or disposition of any of the equity interests of any such Subsidiary.

       5.5     No Violation or Conflict; No Default.    (a) Neither the
               ------------------------------------
  execution, delivery or performance of this Agreement, the Securities, the Note Guaranties, the Indenture or the Registration Rights Agreement, nor the compliance with the respective obligations hereunder or there-under, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Securities will:

            (i) violate any provision of the articles of incorporation or bylaws of the Issuer or any of its Subsidiaries;

            (ii) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which the Issuer or any of its Subsidiaries or any of their respective properties may be subject;

            (iii) permit or cause the acceleration of the maturity of any Indebtedness of the Issuer or any of its Subsidiaries; or

            (iv) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of the Issuer or any of its Subsidiaries under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

       (b) Neither the Issuer nor any of its Subsidiaries is in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agree-ment pursuant to which any of its securities were sold.

       5.6     No Material Adverse Change; Financial Statements.
               ------------------------------------------------
  (a) No Material Adverse Change.  Since December 31, 1995, neither the
      --------------------------
  Issuer nor any of its Subsidiaries has suffered any change in its properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a material adverse effect (a) upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Issuer and its Subsidiaries on a consolidated basis or (b) on the ability of the Issuer or any of its Subsidiaries to perform its obligations under this Agreement, the Securities, the Indenture, the Note Guarantee or the Registration Rights Agreement, as the case may be (a "Material Adverse
                                                        ----------------
  Effect").
  ------

       (b)     Financial Statements.  The Issuer has previously provided
               --------------------
  to you (i) its unaudited consolidated balance sheet as of September 30, 1996 and its audited consolidated balance sheets as of December 31, 1995, 1994 and 1993 and (ii) related consolidated statements of income, changes in shareholders' equity and cash flows for the interim period ended on September 30 1996 and the years ended December 31, 1995, 1994 and 1993. Such financial statements are true and complete and present fairly the consolidated financial position, results of operations, shareholders' equity and cash flows of the Issuer at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared in accordance with GAAP consistently applied throughout the periods involved (subject, in the case of interim statements, to normal year-end adjustments).

       (c)     Projections.  The Issuer has previously provided you true
               -----------
  and complete copies of (i) forecasts or projections of its consolidated revenues, earnings before depreciation, interest and taxes, operating margins, net income and capital expenditures for each of the 1996, 1997, 1998, 1999 and 2000 fiscal years, prepared by senior management of the Issuer, in each case assuming the issuance of the Securities and (ii) the assumptions and supplemental data used in preparing such projections. Such projections were prepared on the basis of such assumptions and supplemental data, which represent a reasonable basis for such preparation. The projections, assumptions and supplemental data reflect the best currently available estimates and judgment of the Issuer's senior management as to the expected future financial performance of the Issuer, it being understood that the actual future performance of the Issuer may vary materially from the projections.

       5.7     Third Party Consents.  Neither the nature of the Issuer or
               --------------------
  its Subsidiaries, nor of any of its or their businesses or properties, nor any circumstance in connection with the offer, issuance, sale or delivery of the Securities at the Closing nor the performance by the Issuer or its Subsidiaries, of their other obligations hereunder, under the Indenture, the Note Guarantees or under the Registration Rights Agreement, as the case may be, or the consummation of the transactions contemplated by the Securities, this Agreement, the Indenture, the Note Guarantees or the Registration Rights Agreement is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of the Issuer or any of its Subsidiaries as a condition to the execution and delivery of this Agreement, the
    Indenture, the

  Note Guarantees, the Registration Rights Agreement or the offer, issu-ance, sale or delivery of the Securities at the Closing, other than such consents, approvals, authorizations, notices, filings, registrations or qualifications which shall have been made or obtained on or prior to the Closing Date (and copies of which will be delivered to the Purchasers) and such filings under federal and state securities laws which are permitted to be made after the Closing Date and which the Issuer hereby agrees to file, or cause to be filed, within the time period prescribed by applicable law, all of which are listed on Schedule 5.7 hereto.

       5.8     Litigation.  There is no action, claim, suit, citation or
               ----------
  proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition) pending, or to the knowledge of the Issuer, threatened ("Proceedings") against or affecting the Issuer or
                       -----------
  its Subsidiaries or any of their respective properties or assets, except for such Proceedings that, if finally determined adversely to any of the Issuer or its Subsidiaries, could not reasonably be expected to have a Material Adverse Effect. There is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement, the Indenture, the Note Guarantees, the Registration Rights Agreement, the issuance of the Securities or the transactions contem-plated hereby or thereby. Neither the Issuer nor any of its Subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal that has had a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect.

       5.9     Taxes.  All U.S. federal, state, local and foreign tax
               -----
  returns, declarations, statements, reports, schedules, forms and information returns relating to all U.S. federal, state, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto ("Taxes") required to be filed by
                                         -----
  the Issuer or any of its Subsidiaries have been timely filed and such returns are true, complete and correct in all material respects. All Taxes due or claimed to be due from the Issuer or any of its Subsidiaries that are due and payable have been paid, other than those being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. The Issuer does not know of any actual or proposed material additional Tax assessments or any probable basis for the imposition of any material additional Tax assessments for any fiscal period against it or any of its Subsidiaries.

       5.10    Environmental Matters.  Except as could not reasonably be
               ---------------------
  expected to have a Material Adverse Effect:

              (a) the Issuer and each of its Subsidiaries is in full compliance with all Environmental Laws (as defined below), which compliance includes, but is not limited to, (i) the possession of all permits, licenses, approvals and other authorizations required under any Environmental Laws or with respect to the operation of the Issuer's business, property and assets, and compliance with the terms and conditions thereof and (ii) the making and filing of all reports, forms and documents and the maintenance of all records required to be made, filed or maintained by it under any Environmental Law;

            (b) (i) neither the Issuer nor any of its Subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that it is not in full compliance with any Environmental Law; (ii) neither the Issuer nor any of its Subsidiaries has any current liability under any Environmental Law and there is no Environmental Claim (as defined below) pending or threatened against the Issuer or any of its Subsidiaries; and (iii) there are no past or present actions, activities, circumstances, conditions, events
       or incidents (including the release, emission, discharge, presence or disposal of any Hazardous Materials (as defined below)) that may be expected to prevent or interfere with full compliance with applicable Environmental Laws in the future, give rise to any common law or legal liability or otherwise form the basis for any Environmental Claim;

            (c) no real property or facility owned, used, operated, leased, managed or controlled by the Issuer or any of its Subsidiaries, or any predecessor in interest, is (i) listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or on any other state or local list established pursuant to any Environmental Law or (ii) contains any underground storage tank;

            (d) neither the Issuer nor any of its Subsidiaries has in curred and the Issuer does not expect to incur or for any of its Subsidiaries to incur liability for contamination at, on, under, from or into any on-site or off-site locations where it has stored, disposed or arranged for the disposal of Hazardous Materials; and

            (e) For purposes of this Agreement, (i) "Environmental Claim" means any claim, action, cause of action, demand, suit, proceeding, hearing, investigation of which the Issuer, including any of its employees, is aware, or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environ ent, of any Hazardous Material at any location, whether or not owned or operated by the Issuer or its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Laws" means all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and (iii) "Hazardous Materials" means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials or polychlorinated biphenyl.

       5.11     Labor and Employment Matters.  Except as set forth on
                ----------------------------
  Schedule 5.11, (a) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the best knowledge of the Issuer, after due inquiry (which knowledge, for purposes of this Section 5.11, shall be deemed to include the Issuer, its Subsidiaries and its and their Affiliates or any Person for whom the Issuer is or may be responsible by law or contract), threatened against or affecting the Issuer or its Subsidiaries and, during the past five years, there has not been any such action; (b) no union, employee association or other labor organization represents or claims to represent the employees of the Issuer or its Subsidiaries and no union, employee association or other labor organization is actively soliciting representation among such employees and no question of representation exists concerning such employees; (c) neither the Issuer nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to em-ployees of the Issuer or its Subsidiaries; (d) there is no grievance or arbitration proceeding arising out of any collective bargaining or similar agreement or other grievance procedure relating to the Issuer or its Subsidiaries; (e) to the best knowledge of the Issuer, no charges or complaints relating to the Issuer or its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state or foreign agency; and (f) to the best knowledge of the Issuer, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws, immigration laws, occupational health and safety laws or any other Law affecting the employees of the Issuer or its Subsidiaries intends to conduct or currently is conducting an investigation with respect to or relating to the Issuer or its Subsidiaries, and no such agencies have threatened to or have filed any claims, charges, complaints or citations against the Issuer or its Subsidiaries.

       5.12     ERISA.  Based upon the Purchasers' representation in
                -----
  Section 7.2, the execution and delivery of this Agreement and the sale of the Securities to the Purchasers will not involve any non-exempt "prohibited transaction." Except as set forth on Schedule 5.12 hereto, neither the Issuer nor any of its ERISA Affiliates is a "party in interest" or a "disqualified person" with respect to any "employee benefit plan." No condition exists or event or transaction has occurred in connection with any "employee benefit plan" maintained or contributed to by the Issuer or any of its ERISA Affiliates (any such plan being herein referred to as an "Issuer Plan") that has resulted or is reasonably likely to result in the Issuer or any such ERISA Affiliate incurring any liability, fine or penalty except as could not reasonably be expected to have a Material Adverse Effect. No Issuer Plan is a "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or is a "multiple employer plan" within the meaning of Sections 4063 or 4064 of
    ERISA.  No Issuer Plan is subject to Title IV of ERISA or

  Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"). There is no liability under Title IV of ERISA, whether actual or contingent. No amounts payable pursuant to any plan, policy, scheme, arrangement, contract or agreement will, in connection with the transactions contemplated under this Agreement fail to be deductible for federal income tax purposes by virtue of section 280G of the Code. Each Issuer Plan that is intended to be qualified under Section 401(a) of the Code and the trust forming part thereof, has received a favorable determination letter from the IRS and nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status. The transactions contemplated under this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee. The terms "employee benefit plan" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA, the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Code, the term "prohibited transaction" shall have the meaning assigned to such term in Section 406 of ERISA and section 4975 of the Code, and the term "ERISA Affiliate" shall have the meaning assigned to such term in Section 407 of ERISA.

       5.13     Intellectual Property.  Except as set forth on Schedule
                ---------------------
  5.13 hereto, each of the Issuer and its Subsidiaries owns or has the legal right to use all U.S. and foreign trademarks, service marks, trade names, trade dress, domain names, copyrights and patents (including registrations and applications therefor), computer software, data and documentation, inventions, processes, designs, trade secrets, confidential information and know-how (collectively, "Intellectual
                                                        ------------
  Property"), necessary to conduct its business free and clear of all
  --------
  liens or other encumbrances. Neither the Issuer nor its Subsidiaries has received any notice of infringement of or conflict with (or knows or should know of any such infringement of or conflict with) asserted rights of others with respect to its use of such Intellectual Property. To the best knowledge of the Issuer, all such Intellectual Property material to its or their business is valid and enforceable and the Issuer or its Subsidiaries has paid all required fees and taxes to maintain all registrations and applications of such Intellectual Property in full force and effect. The Issuer and its Subsidiaries do not in the conduct of their business infringe or conflict with any right of any third party, where such infringement or conflict could reasonably be expected to result in any Material Adverse Effect and no third party is infringing any Intellectual Property owned or controlled by the Issuer or its Subsidiaries. All license agreements to which the Issuer or any of its Subsidiaries is a party relating to Intellectual Property are valid and binding obligations of the Issuer or its Subsidiaries, as the case may be, enforceable in accordance with their terms, and there are no breaches or defaults thereunder. Neither the Issuer nor its Subsidiaries is obligated to pay any royalty with respect to any Intellectual Property except as set forth on Schedule
  5.13 hereto. All proprietary software of the Issuer or any subsidiary and, to the best knowledge of the Issuer all licensed software used in their business that contains or calls on a calendar function, including but not limited to any function that is indexed to a CPU clock, provides specific dates or calculates spans of dates, is able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates including and following January 1, 2000.

       5.14     Compliance with Laws.  The Issuer and its Subsidiaries
                --------------------
  have obtained and have maintained in good standing any licenses, permits, consents and authorizations required to be obtained by them under all federal, state, local and foreign laws, ordinances, regulations, codes, rules or orders applicable to it (collectively, the "Laws"), the absence of which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, and all such licenses, permits, consents and authorizations remain in full force and effect.  The Issuer
  and its Subsidiaries are in material compliance with the Laws, and there is no pending or, to the Issuer's knowledge, threatened, action or proceeding against the Issuer or its Subsidiaries under any of the Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

       5.15     Title to Properties; Liens.  At the time of the Closing
                --------------------------
  and after giving effect to the transactions contemplated hereby, the Issuer and its Subsidiaries will have good and, in the case of real property, marketable title to all of their respective properties and assets which are material to their business as presently conducted, and none of such properties or assets will be subject to any Liens. At the time of the Closing and after giving effect to the transactions contemplated hereby, the Issuer and its Subsidiaries will enjoy peaceful and undisturbed possession under all leases of real property on which facilities owned or operated by them are situated, and all such leases will be valid and subsisting and in full force and effect and no default on the part of the Issuer or its Subsidiaries shall exist thereunder.

       5.16     No Violation of Regulations of Board of Governors of
                ----------------------------------------------------
  Federal Reserve System.  None of the transactions contemplated by this
  -----------------------
  Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of
  Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

       5.17     Governmental Regulations.  The Issuer and its Subsidiaries
                ------------------------
  are not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Issuer Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Ex-
    change Act or to any Federal or state statute or regulation limiting their ability to incur indebtedness for borrowed money or consummate the transactions contemplated hereby.

       5.18     Private Offering.    (a) Assuming the truth and
                ----------------
  correctness of the representations and warranties set forth in Section 7 hereof, the sale of the Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by the Issuer or its rep-resentatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

       (b) The Purchasers are the sole purchasers of the Securities. No securities have been issued and sold by the Issuer within the six-month period immediately prior to the date hereof and no sales of the Issuer could be integrated with the issuance of the Securities as a single offering for purposes of the Securities Act. The Issuer agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities, or any portion of them, if such offer or sale might bring the issuance and sale of the Securities to any Purchaser hereunder within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Securities and any such securities could be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D thereunder. It is not necessary, in connection with the transactions contemplated hereby, to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

       5.19     Transactions with Affiliates.  Except as set forth on
                ----------------------------
    Schedule 5.19, no Affiliate of the Issuer or any of its Subsidiaries (i) owns any assets used, held for use or necessary for the business of the Issuer or its Subsidiaries as presently conducted, (ii) possesses, directly or indirectly, any financial interest in or is a partner, director, officer or employee of any partnership, corporation, firm, association, or business organization which is a client, supplier, customer, lessor, lessee or competitor of the Issuer or its Subsidiaries or (iii) is a party to any contract or similar agreement or arrangement with the Issuer or its Subsidiaries.

       5.20     Use of Proceeds.  The proceeds of the sale of the
                ---------------
  Securities will be used by the Issuer for the purposes set forth on
  Schedule 5.20.

        5.21     Brokers.  Neither the Issuer nor its Subsidiaries has
                 -------
  dealt with any broker, finder, commission agent or other such intermediary in connection with the sale of the Securities and the transactions contemplated by this Agreement other than Smith Barney Inc., and it and its Subsidiaries are under no obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions other than to Smith Barney.

       5.22     Solvency.  Immediately prior to and after giving effect to
                --------
  the issuance of the Securities and the Note Guarantees and the execution, delivery and performance of this Agreement, the Indenture and the Note Guarantees (a) the fair saleable value of the assets of the Issuer and each Subsidiary of the Issuer will exceed its probable liability on its debts as they become absolute and mature; (b) the Issuer and each Subsidiary of the Issuer will be able to pay its debts or liabilities as such debts and liabilities mature; and (c) the Issuer and each Subsidiary of the Issuer will not be engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets would constitute an unreasonably small capital.

       5.23     Full Disclosure.  Neither this Agreement, the financial
                ----------------
    statements referred to in Section 5.6, the

  Indenture nor any other document, certificate or written statement furnished by the Issuer or any of its agents or employees to any Purchaser in connection with the negotiation and sale of the Securities or any other transactions contemplated thereby, when taken as a whole, contains any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to the Issuer or any of its agents or employees that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein.


                               Section 6

                        Expenses; Indemnification
                        -------------------------

       6.1     Expenses.    (a) Whether or not the transactions contem
               --------
  plated by this Agreement and the Other Agreements shall be consummated, the Issuer will pay and will protect, indemnify and hold you, the Other Purchasers and any other Person in whose name a Security is registered (collectively, the "Holders") harmless, in respect of all reasonable
                      -------
  expenses (except as specified elsewhere in this Agreement or below, other than Taxes, legal fees, expenses and disbursements) in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Other Agreements or the Warrants, including the Registration Rights Agreement (collectively, the "Note Documents"),
                                                    --------------
  including, without limitation: (a) the reasonable costs and expenses of furnishing all opinions by counsel for the Issuer and all certificates on behalf of the Issuer and of the performance of and compliance with all agreements and conditions contained herein and on the part of the Issuer or its Subsidiaries to be performed or complied with, (b) the reasonable costs and expenses of
  preparing and reproducing the Note Documents, (c) the reasonable cost of delivering to the principal office of each Holder, insured to such Holder's reasonable satisfaction, any Securities delivered to such Holder upon any substitution of Securities pursuant to the Indenture or the Warrants and of such Holder or subsequent Holder delivering any Securities, insured to such Holder's or subsequent Holder's satisfaction, upon any such substitution, (d) the reasonable fees, expenses and disbursements of special counsel for the Holders (i) in connection with such transactions, and (ii) any such amendments or waivers (whether or not such amendments or waivers become effective),
  (e) the reasonable fees, expenses and disbursements of the accountants for the Holders in connection with such transactions, (f) the cost of any filing or recording, including, without limitation, the cost of any later filing or recording, of any of the Note Documents (or proper notices, statements or other instruments in respect thereof), (g) the reasonable out-of-pocket expenses incurred by the Holders in connection with (i) such transactions or (ii) any such amendments or waivers and
  (h) all fees and expenses of the Trustee; provided, however, that in no
                                            --------  -------
  event shall the aggregate amount required to be paid by the Issuer pursuant to clauses (b), (d)(i), (e) and (g)(i) above exceed $250,000. The Issuer also will pay, and will protect, indemnify and hold the Holders harmless from, all claims in respect of the fees, if any, of brokers and finders (other than a broker or finder retained by any Holder in connection with any resale of any Security by such Holder). Notwithstanding anything in this Agreement or the Indenture to the contrary, the provisions of this Section 6.1 shall survive the termination of this Agreement.

            (b) All payments to or for the account of any Holder under or pursuant to a Note or this Agreement (including, but not limited to payments of principal or interest on the Notes) shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes (including, but not limited to, any levies, assessments or other governmental charges), except to the extent required by applicable law. If any such deduction or withholding is so required, the Issuer shall (i) promptly notify each affected Holder in writing of such requirement, (ii) pay the full amount required to be deducted or withheld to the applicable taxing authority on a timely basis, (iii) promptly furnish an original official receipt or certified copy thereof (and such other documentation as may reasonably be requested by the Holder) evidencing the payment to such taxing authority, and (iv) pay to such Holder such additional amounts ("Additional Amounts") as may be necessary in order that the net amount
    ---------- -------
  received by such holder, free and clear of, and after any deduction or withholding for or on account of, any Indemnifiable Taxes (including any deduction or withholding of any Indemnifiable Taxes with respect to such Additional Amounts) shall equal the amount such holder would have received had no such deduction or withholding been required. In addition, the Company shall indemnify, and promptly pay and reimburse, each Holder against any Indemnifiable Taxes and Other Indemnifiable Taxes imposed on or assessed against such Holder with respect to a Note, Warrant or this Agreement (including receiving payment under, or enforcing, any of the foregoing), provided that such Holder has made written demand therefor describing such taxes in reasonable detail.

            (c)   For purposes of this Section 6.2, (i) "Indemnifiable
                                                         -------------
  Tax" means any present or future Tax (including, without limitation, any
  ---
  levy, assessment or other governmental charge), imposed by any jurisdiction from which payments under a Note, Warrant or this Agreement are made or deemed made (including any taxing authority or political subdivision thereof or therein) other than any Tax, with respect to each Holder, that is imposed on such Holder by reason of a present or former connection between such jurisdiction and such Holder other than the mere purchase, ownership, holding, or actual or deemed transfer or exchange of, or receipt of any payment under, or enforcement of, any Note,
    Warrant or this Agreement and (ii)

  "Other Indemnifiable Taxes" means any and all present or future stamp,
   -------------------------
  value added, transfer, documentary, and excise taxes and other similar charges or levies imposed by reason of the preparation, execution, issuance, delivery, registration, notarization, filing, recording or enforcement of any Note, Warrant or this Agreement. Each Holder agrees that it will deliver to the Issuer, upon reasonable written demand therefor and at the expense of the Issuer, any form or document that may be reasonably requested in writing by the Issuer (together with information sufficient to permit such holder to complete such form or document) in order to allow the Issuer or any paying agent to make payments to such Holder without deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate, so long as the completion, execution or submission of such form or document would not, in such Holder's reasonable judgment, be materially disadvantageous to such Holder's legal or commercial position.

       6.2     Indemnification.    In addition to all other sums due
               ---------------
  hereunder or provided for in this Agreement or the Indenture, the Issuer hereby agrees, without limitation as to time, to indemnify each Holder and its Affiliates, partners, directors, officers, employees, counsel, agents or representatives (collectively, the "Indemnified Parties")
                                                -------------------
  against, and holds each of them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "Losses"), incurred by each of them and arising out of or
                  ------
  in connection with this Agreement, a breach of any representation, warranty, condition, covenant or agreement hereunder, the Indenture, the Warrants or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding; provided, however, that the Issuer shall not be
                           --------  -------
    liable to
  any Indemnified Party for any Losses to the extent that it shall be finally determined by a court of competent jurisdiction that such Losses arose from the gross negligence or willful misconduct of such Indem-nified Party, which actions (i) are independent of any wrongful act by the Issuer, its Affiliates or any of its representatives and (ii) were not taken by such Indemnified Party in reliance upon any of the representations, warranties, conditions, covenants or agreements of the Issuer. The Issuer agrees to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party (regardless of whether it is or may be ultimately determined that an Indemnified Party is not entitled to Indemnification hereunder). The obligations of the Issuer to each Indemnified Party hereunder shall be separate obligations, and the Issuer's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Issuer under this Section 6.2 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, the exercise of the Warrants purchased by any Purchaser, the redemption or repurchase by the Issuer of the Warrants purchased by any Purchaser, the redemption or repurchase of any Warrant Shares, any transfer of the Securities by any Purchaser and the termination of this Agreement or the Indenture.

            (b) In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought from the Issuer hereunder, such Indemnified Party shall promptly notify the Issuer in writing and the Issuer shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify the Issuer shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such
  failure materially and adversely prejudiced the Issuer. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless: (i) the Issuer has agreed to pay such expenses; (ii) the Issuer has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or
  (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and the Issuer or an Affiliate of the Issuer, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to them that are different from or in addition to those available to the Issuer or its Affiliates or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and the Issuer or its Affiliate; provided that, if such Indemnified Party
                               --------
  notifies the Issuer in writing that it elects to employ separate counsel in the circumstances described in clause (i), (ii) or (iii) above, the Issuer shall not have the right to assume the portion of the defense thereof and such counsel shall be at the expense of the Issuer; provided, further, that the Issuer shall not, in connection with any one
  --------  -------
  such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. The Issuer shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Issuer agrees that it will not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably
  satisfactory to the Indemnified Parties, of the Indemnified Parties from all liability and obligation arising therefrom.

            (c) If the indemnification provided for in this Section 6.2 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to therein, then the Issuer shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect its relative fault and that of its Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.2, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

            (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.2 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) of this Section 6.2. No Person guilty of fraudulent mis-representation (within the meaning of Section 11(f) of the Securities
  Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

                                   Section 7

                 Purchase for Investment; Source of Funds;
                    Other Representations and Warranties
                    ------------------------------------

       You represent and warrant on and as of the date hereof and as of the date of issuance of your Securities and, to the extent specified below, you agree, as follows:

       7.1     Purchase for Investment.  You are purchasing the Securities
               -----------------------
  for your own account or for one or more separate accounts maintained by you, in each case for investment and not with a view to the distribution or sale thereof in violation of the securities laws, provided that the disposition of your property shall at all times be within your control.

       7.2    Source of Funds.  The following statements are, and you
              ---------------
  agree will remain at all times, accurate representations and confirmations as to the source of funds (a "Source") to be used by you to pay the purchase price for, or to be attributed to the holding of, the Securities purchased by you hereunder:

            (a) if the Purchaser is an insurance company: (i) the Source does not include assets allocated to any separate account in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; and (ii) the Purchaser's general account satisfies the percentage limitation of Section I(a) of Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 7, 1995); or

            (b) the Source is an insurance company pooled separate account, within the meaning PTE 90-1 (issued January 29, 1990) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account; or

            (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the mean ing of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

            (d)  the Source is a governmental plan; or

            (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

            (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

       7.3     No Investment Advice.  To the extent the source of funds to
               --------------------
  be used by you to pay the purchase price of the Securities purchased by you hereunder constitutes Plan Assets (as defined in Department of Labor Regulation Section 2510.3-101), you have evaluated the merits of the purchase of such Securities, you have neither solicited nor received from the Issuer or any other entity known by you to be an affiliate of the Issuer any evaluation or other investment advice in respect of the advisability of the purchase of the Securities and you are not relying and have not relied on any such advice from the Issuer or any such entity in a manner that would cause the Issuer or any such entity to become a "party-in-interest", within the meaning of ERISA, or a "disqualified person", within the meaning of the Code, with respect to such employee benefit plan.

       7.4     Certain Definitions.  As used in this Section 7, the terms
               -------------------
  "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

       7.5     Authorization.  The execution, delivery and performance by
               -------------
  you of this Agreement and the Indenture are within your powers (corporate or otherwise), have been duly authorized by all necessary action (corporate or otherwise), and do not contravene or constitute a default under (a) any provision of applicable law, rule or regulation,
  (b) your certificate of incorporation, bylaws, partnership agreement or other governing instruments or (c) any agreement, judgment, injunction, order, decree or other instrument binding upon you.

       7.6     Enforceability.  This Agreement constitutes your legally
               --------------
  valid and binding obligation, enforceable against you in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is sought in equity or at law).

       7.7     No Public Market.  You understand (i) that the offering and
               ----------------
  the sale of the Securities are intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and (ii) that there is no existing public or other market for the

  Securities and that there can be no assurance that you will be able to sell or dispose of any of the Securities. You are an accredited investor within the meaning of Regulation D under the Securities Act. You understand that you may not transfer any of the Securities except in compliance with the Indenture.

                             Section 8

                           Miscellaneous
                           -------------

       8.1     Amendments, Etc.  Any term of this Agreement may be amended
               ---------------
  and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and all the Holders. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Security at the time outstanding, each future Holder of any Security and the Issuer.

        8.2     Survival of Agreements, Representations and Warranties.
                ------------------------------------------------------
  The rights and remedies in respect of the representations, warranties, covenants and agreements herein or in any certificate or other instrument delivered in connection with this Agreement shall survive the sale and purchase of the Securities herein contemplated regardless of any investigation made by any party hereto and shall continue in full force and effect until all amounts due or to become due under the Securities have been paid in full in cash and are no longer subject to any right of recovery. No representation or warranty made or deemed made as of any date pursuant to any Section of this Agreement shall be deemed by reason of this Section 8.2 to have been made or deemed made as of any other date. All statements in any such certificate or other instrument shall constitute representations and warranties as of the date of such certificates.

       8.3     Successors and Assigns.  This Agreement shall be binding
               ----------------------
  upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any Holder or Holders at any time of any Securities or any part thereof.

       8.4     Entire Agreement.  This Agreement embodies the entire
               ----------------
  agreement and understanding between the Issuer and you and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof.

       8.5     Reproduction of Documents.  In accordance with the
               -------------------------
  provisions of this Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Holders at any time, including, without limitation, in connection with the Closing (except the Securities themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Holders, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

       8.6     Notices, Etc.  Except as otherwise provided in this
               ------------
  Agreement, notices and other communications under this Agreement shall be made in the manner and at the addresses referred to in Section 12.02 of the Indenture.

       8.7     Severability.  Any provision of this Agreement which is
               ------------
  prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. There shall be substituted for any such provision so rendered ineffective a provision which, as far as legally possible, most nearly reflects the intent of the parties hereto.

       8.8     Counterparts.  This Agreement may be executed in any number
               ------------
  of counterparts, and by each party hereto in separate counterparts, each of which counterpart shall be an original, but all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

       8.9     Table of Contents; Headings.  The table of contents and the
               ---------------------------
  section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

       8.10    Satisfaction Requirement.  If any agreement, certificate
               ------------------------
  or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Holders, the determination of such satisfaction shall, except where otherwise expressly indicated, be made by the Holders in their sole and exclusive judgment made in good faith.

       8.11    Solicitation of Holders.  The Issuer will provide each
               -----------------------
  Holder (irrespective of the amount of Securities then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to Article 9 of the Indenture, Section 8.1 or this Section 8.11 to each Holder of outstanding Securities promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the holders of the Notes in the manner required by Article Nine of the Indenture. The Issuer will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or any other Note Document unless such re-muneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Securities whether or not such Holder grants such waiver or agrees to such amendment.

       8.12     Substitution of Purchaser.  You shall have the right to
                -------------------------
  substitute any one of your Affiliates as the purchaser of the Securities which you have agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 7. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 8.12), such word shall be deemed to refer to such Affiliate in lieu of you, provided, however, that the obligations of the Issuer under Section 6 of this Agreement in connection with the transactions contemplated by the Note and Warrant Purchase Agreements shall not be increased as a result of such a substitution. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Securities then held by such Affiliate, upon receipt by the Issuer of notice of such transfer and confirmation by you of the continued accuracy with respect to you of the representations set forth in Section 7, wherever the word "you" is used in this Agreement, such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Securities under this Agreement.

       8.13     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO
                --------------------
  IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, THE SUBJECT MATTER OF ANY OF THE FOREGOING OR THE ACTIONS OF ANY PARTY HERETO OR THERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

       8.14    GOVERNING LAW.  THIS AGREEMENT AND (UNLESS OTHERWISE
               -------------
  EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Issuer, whereupon this letter shall become a binding agreement between you and the Issuer.

                                 Very truly yours,


                                 TELEGROUP, INC.



                                 By:
                                    -----------------------------
                                 Name:
                                 Title:

  The foregoing Agreement is hereby
  agreed to as of the date thereof:

  GREENWICH STREET CAPITAL
    PARTNERS, L.P.
  By:Greenwich Street
     Investments, L.P.
     General Partner
  By:Greenwich Street Investments,
      Inc.
      General Partner


  By:
      -----------------------------
  Name:
  Title:


  GREENWICH STREET CAPITAL OFFSHORE
    FUND, LTD.
  By:  Greenwich Street Capital
       Partners, Inc, as Manager

  By:
      -----------------------------
  Name:
  Title:


  TRV EMPLOYEES FUND, L.P.
  By:  TRV Employees Investments, Inc
       General Partner


  By:
     ----------------------------------
  Name:
  Title:

  THE TRAVELERS INSURANCE COMPANY



  By:
      --------------------------------
  Name:
  Title:


  THE TRAVELERS LIFE AND ANNUITY COMPANY



  By:
     ----------------------------------
  Name:
  Title:

                             SCHEDULE 2.1

                         Schedule of Purchasers
                         ----------------------

                                       Warrant for Specified
                Aggregate Principal    Number of Shares of      Total
Name of         Amount of Notes        Common Stock to be      Purchase
Purchaser       to be Purchases        Purchased                Price
----------      --------------------   ---------------------   --------
Greenwich Street
Capital Partners,
L.P.              $14,483,639.61         153,310              $14,483,639.61

Greenwich Street
Capital Offshore
Fund, Ltd.        $   882,681.02           9,343              $   882,681.02

TRV Employees
 Fund, L.P.       $ 3,538,729.32          37,458              $ 3,538,729.32

The Travelers
Insurance Company $   733,616.53           7,765              $   733,616.53

The Travelers Life
and Annuity
Company           $   361,333.52           3,825              $   361,333.52

